Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.
NON-GAAP MEASURES & KEY METRICS
(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended				
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Key Metrics					
Total Markets (at period end)	53	53	53	51	51
Total Revenue	$ 1,976	$ 3,120	$ 2,857	$ 3,361	$ 4,198
Homes Purchased	2,680	1,747	3,427	8,380	14,135
Homes Sold	5,383	8,274	7,512	8,520	10,482
Homes in Inventory (at period end)	3,558	6,261	12,788	16,873	17,013
Inventory (at period end)	$ 1,149	$ 2,118	$ 4,460	$ 6,093	$ 6,628
Non-GAAP Financial Measures					
Adjusted Gross Profit (Loss)	$ 7	$ (102)	$ (92)	$ 110	$ 556
Selling Costs	(58)	(85)	(78)	(100)	(100)
Holding Costs	(39)	(54)	(37)	(32)	(34)
Contribution (Loss) Profit	$ (90)	$ (241)	$ (207)	$ (22)	$ 422
Adjusted EBITDA	$ (168)	$ (341)	$ (351)	$ (211)	$ 218
Adjusted Net (Loss) Income	$ (197)	$ (409)	$ (467)	$ (328)	$ 122
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Adjusted Gross (Loss) Profit	0.4 %	(3.3)%	(3.2)%	3.3 %	13.2 %
Contribution Margin	(4.6)%	(7.7)%	(7.2)%	(0.7)%	10.1 %
Adjusted EBITDA	(8.5)%	(10.9)%	(12.3)%	(6.3)%	5.2 %
Adjusted Net (Loss) Income	(10.0)%	(13.1)%	(16.3)%	(9.8)%	2.9 %

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended June 30, Six Months Ended June 30, 2023 2022 2023 2022 REVENUE $ 1,976 $ 4,198 $ 5,096 $ 9,349 COST OF REVENUE 1,827 3,712 4,777 8,328 GROSS PROFIT 149 486 319 1,021 OPERATING EXPENSES: Sales, marketing and operations 124 276 312 552 General and administrative 44 137 110 238 Technology and development 39 41 79 81 Restructuring 10 — 10 — Total operating expenses 217 454 511 871 (LOSS) INCOME FROM OPERATIONS (68) 32 (192) 150 GAIN ON EXTINGUISHMENT OF DEBT 104 — 182 — INTEREST EXPENSE (53) (89) (127) (157) OTHER INCOME (LOSS) – Net 41 4 60 (18) INCOME (LOSS) BEFORE INCOME TAXES 24 (53) (77) (25) INCOME TAX EXPENSE (1) (1) (1) (1) NET INCOME (LOSS) $ 23 $ (54) $ (78) $ (26) Net income (loss) per share attributable to common shareholders: Basic $ 0.04 $ (0.09) $ (0.12) $ (0.04) Diluted $ 0.03 $ (0.09) $ (0.12) $ (0.04) Weighted-average shares outstanding: Basic 646,062 624,958 646,750 622,064 Diluted 667,159 624,958 646,750 622,064

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) June 30, 2023 December 31, 2022 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 1,120 $ 1,137 Restricted cash 1,684 654 Marketable securities 90 144 Escrow receivable 13 30 Real estate inventory, net 1,149 4,460 Other current assets ($0 and $1 carried at fair value) 37 41 Total current assets 4,093 6,466 PROPERTY AND EQUIPMENT – Net 62 58 RIGHT OF USE ASSETS 28 41 GOODWILL 4 4 INTANGIBLES – Net 9 12 OTHER ASSETS 27 27 TOTAL ASSETS $ 4,223 $ 6,608 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 65 $ 110 Non-recourse asset-backed debt - current portion 15 1,376 Interest payable 1 12 Lease liabilities - current portion 7 7 Total current liabilities 88 1,505 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 2,527 3,020 CONVERTIBLE SENIOR NOTES 501 959 LEASE LIABILITIES – Net of current portion 21 38 Total liabilities 3,137 5,522 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 657,337,566 and 637,387,025 shares issued, respectively; 657,337,566 and 637,387,025 shares outstanding, respectively — — Additional paid-in capital 4,224 4,148 Accumulated deficit (3,136) (3,058) Accumulated other comprehensive loss (2) (4) Total shareholders’ equity 1,086 1,086 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 4,223 $ 6,608

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Six Months Ended June 30, 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (78) $ (26) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash provided by operating activities: Depreciation and amortization  39 38 Amortization of right of use asset 4 4 Stock-based compensation 63 126 Gain on settlement of lease liabilities (1) — Inventory valuation adjustment 37 90 Change in fair value of equity securities (7) 25 Net fair value adjustments and loss on sale of mortgage loans held for sale — (1) Origination of mortgage loans held for sale — (108) Proceeds from sale and principal collections of mortgage loans held for sale 1 106 (Gain) loss on extinguishment of debt (182) — Changes in operating assets and liabilities: Escrow receivable 17 28 Real estate inventory 3,259 (622) Other assets (3) (80) Accounts payable and other accrued liabilities (31) 79 Interest payable (10) — Lease liabilities (6) (2) Net cash provided by (used in) operating activities 3,102 (343) CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (17) (20) Purchase of marketable securities — (28) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 61 250 Purchase of non-marketable equity securities — (25) Proceeds from sale of non-marketable equity securities 1 3 Capital returns of non-marketable equity securities — 3 Net cash provided by investing activities 45 183 CASH FLOWS FROM FINANCING ACTIVITIES: Repurchase of convertible senior notes (270) — Proceeds from exercise of stock options 2 3 Proceeds from issuance of common stock for ESPP 1 — Proceeds from non-recourse asset-backed debt 236 6,608 Principal payments on non-recourse asset-backed debt (2,099) (6,162) Proceeds from other secured borrowings — 105 Principal payments on other secured borrowings — (100)

Payment of loan origination fees and debt issuance costs — (18) Payment for early extinguishment of debt (4) — Net cash (used in) provided by financing activities (2,134) 436 NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH 1,013 276 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,791 2,578 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 2,804 $ 2,854 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 126 $ 145 DISCLOSURES OF NONCASH ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 10 $ 8 RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 1,120 $ 2,239 Restricted cash 1,684 615 Cash, cash equivalents, and restricted cash $ 2,804 $ 2,854

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit (Loss) and Contribution (Loss) Profit to our Gross Profit (Loss)

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	**June 30, 2023**	**March 31, 2023**	**December 31, 2022**	**September 30, 2022**	**June 30, 2022**
Gross profit (loss) (GAAP)	**$ 149**	**$ 170**	**$ 71**	**$ (425)**	**$ 486**
Gross Margin	7.5 %	5.4 %	2.5 %	(12.6)%	11.6 %
Adjustments:					
Inventory valuation adjustment – Current Period [1][2]	14	23	73	573	82
Inventory valuation adjustment – Prior Periods [1][3]	(156)	(295)	(236)	(38)	(12)
Adjusted Gross Profit (Loss)	**$ 7**	**$ (102)**	**$ (92)**	**$ 110**	**$ 556**
Adjusted Gross Margin	0.4 %	(3.3)%	(3.2)%	3.3 %	13.2 %
Adjustments:					
Direct selling costs [4]	(58)	(85)	(78)	(100)	(100)
Holding costs on sales – Current Period [5][6]	(6)	(13)	(10)	(14)	(11)
Holding costs on sales – Prior Periods [5][7]	(33)	(41)	(27)	(18)	(23)
Contribution (Loss) Profit	**$ (90)**	**$ (241)**	**$ (207)**	**$ (22)**	**$ 422**
Homes sold in period	5,383	8,274	7,512	8,520	10,482
Contribution (Loss) Profit per Home Sold (in thousands)	**$ (17)**	**$ (29)**	**$ (28)**	**$ (3)**	**$ 40**
Contribution Margin	(4.6)%	(7.7)%	(7.2)%	(0.7)%	10.1 %

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

Reconciliation of our Adjusted Net (Loss) Income and Adjusted EBITDA to our Net Income (Loss)

	Three Months Ended				
(in millions, except percentages)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net income (loss) (GAAP)	**$ 23**	**$ (101)**	**$ (399)**	**$ (928)**	**$ (54)**
Adjustments:					
Stock-based compensation	21	42	(7)	52	59
Equity securities fair value adjustment[(1)]	(6)	(1)	(1)	11	3
Intangibles amortization expense[(2)]	1	2	2	2	3
Inventory valuation adjustment – Current Period[(3)(4)]	14	23	73	573	82
Inventory valuation adjustment — Prior Periods[(3)(5)]	(156)	(295)	(236)	(38)	(12)
Restructuring[(6)]	10	—	17	—	—
(Gain) loss on extinguishment of debt	(104)	(78)	25	—	—
Gain on lease termination	(1)	—	—	—	—
Goodwill impairment	—	—	60	—	—
Legal contingency accrual and related expenses	—	—	1	—	42
Other[(7)]	1	(1)	(2)	—	(1)
Adjusted Net (Loss) Income	**$ (197)**	**$ (409)**	**$ (467)**	**$ (328)**	**$ 122**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles	9	12	12	8	12
Property financing[(8)]	44	60	93	102	76
Other interest expense[(9)]	9	14	20	13	13
Interest income[(10)]	(34)	(18)	(9)	(7)	(6)
Income tax expense	1	—	—	1	1
Adjusted EBITDA	**$ (168)**	**$ (341)**	**$ (351)**	**$ (211)**	**$ 218**
Adjusted EBITDA Margin	(8.5)%	(10.9)%	(12.3)%	(6.3)%	5.2 %

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(4) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(5) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(6) Restructuring costs consist primarily of severance and employee termination benefits, relocation packages and bonuses as well as costs related to the exiting of certain non-cancelable leases.

(7) Includes primarily sublease income and income from equity method investments.

(8) Includes interest expense on our non-recourse asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.

(10) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.